CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on this Form S-3 of our report dated November 15, 2006, relating to the audits of the consolidated financial statements and financial statement schedule of Nitches, Inc. and Subsidiaries, which appears in the Annual Report on Form 10-K for the years ended August 31, 2006 and 2005.

New York, NY
March 29, 2007

Berenson LLP. Certified Public Accountants 135 West 50th Street, New York, NY 10020 TEL 212.977.6800 FAX 212.245.3808 WEB berenson.com